UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 8, 2007 (June 5, 2007)

CRIMSON EXPLORATION INC.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-21644 (Commission File Number)	20-3037840 (IRS Employer Identification No.)

717 Texas Ave., Suite 2900, Houston Texas 77002

(Address of Principal Executive Offices)

(713) 236-7400

(Registrant’s telephone number, including area code)

_____________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement.

On June 5, 2007, Crimson Exploration Inc., a Delaware corporation (the “Company”), entered into an amendment (the “Amendment”) to the Company’s second lien credit agreement, dated as of May 8, 2007 (the “Second Lien Credit Agreement”), with Credit Suisse, as agent, and each lender from time to time party thereto.

The Amendment amends the Second Lien Credit Agreement by increasing the time for the Company to obtain gross proceeds of at least $25 million from the issuance of common stock and/or preferred equity of the Company (the “Qualified Equity Offering”) from 150 days to 180 days from the closing date of the Second Lien Credit Agreement. If the Company does not complete the Qualified Equity Offering within the time limit, the applicable interest rates under the Second Lien Credit Agreement will be increased by 0.5% from the interest rates currently in effect.

The Amendment is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits

Exhibit Number	Description
10.1

Amendment No.1, dated as of June 5, 2007, to the Second Lien Credit Agreement, dated as of May 8, 2007, among Crimson Exploration Inc., as borrower, Credit Suisse, as agent, and each lender from time to time party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CRIMSON EXPLORATION INC.

Date:	June 8, 2007	/s/ E. Joseph Grady

E. Joseph Grady

Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description
10.1

Amendment No.1, dated as of June 5, 2007, to the Second Lien Credit Agreement, dated as of May 8, 2007, among Crimson Exploration Inc., as borrower, Credit Suisse, as agent, and each lender from time to time party thereto.

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